PRESS RELEASE

November 10, 2025

Century Casinos, Inc. Announces Third Quarter 2025 Results

•	Strength in the United States East and Midwest Regions, Offset by Weakness in the United States West Region and Poland.

Colorado Springs, Colorado – November 10, 2025 – Century Casinos, Inc. (the “Company”, “we”, “us”, or “our”) (Nasdaq Capital Market®: CNTY) today announced its financial results for the three and nine months ended September 30, 2025.

Third Quarter 2025 Highlights*

Compared to the three months ended September 30, 2024:

•	Net operating revenue was $153.7 million, a decrease of 1%.
•	Earnings from operations was $17.1 million, a decrease of 4%.
•	Net loss attributable to Century Casinos, Inc. shareholders was ($10.5) million, a change of (30%), and basic net loss per share was ($0.35).
•	Adjusted EBITDAR** was $31.1 million, a decrease of 6%.

“We are pleased with the growth in the East and Midwest regions of the United States. At the Nugget in the West region, we continue to focus on increasing local play and enhancing our concert and conference line up to improve results. Poland suffered from one-time costs associated with closing the Hilton Hotel casino. Excluding Poland, third quarter Adjusted EBITDAR would have increased year over year. We look forward to opening the new Wroclaw casino early next year and for results to improve in Poland with no licensing disruptions for the next three years,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked.

UPDATES

Sports Betting – Missouri – In May 2025, the Company announced that it has partnered with BetMGM to operate an online and mobile sports betting application under the Company’s license in Missouri. The agreement includes a percentage of net gaming revenue payable to the Company, with a guaranteed minimum, as well as retail sportsbook options to be exercised at the Company’s discretion. Sports betting is expected to begin in Missouri on December 1, 2025.

Poland –  The Company was awarded a second license for a casino in the city of Wroclaw in March 2025. The Company expects to open the casino in January 2026.

Rocky Gap Goodwill Impairment – The Company concluded that its previously issued audited financial statements for the year ended December 31, 2024 contained a material error related to the calculation of the carrying value of invested capital used in the valuation of the Rocky Gap reporting unit, which resulted in an impairment of goodwill for this reporting unit, and should be restated. The impairment negatively impacted earnings from operations in the United States and net loss attributable to Century Casinos, Inc. shareholders for the year ended December 31, 2024 but did not impact Adjusted EBITDAR**. The Company today filed a Form 8-K that describes the impairment and plans to file amendments to its Form 10-K for the year ended December 31, 2024 and its Forms 10-Q for the quarters ended March 31, 2025 and June 30, 2025 to reflect the restatements within the next five calendar days.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR and Adjusted EBITDAR margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

RESULTS

The consolidated results for the three and nine months ended September 30, 2025 and 2024 are as follows:

	For the three months			For the nine months
Amounts in thousands, except per share data	ended September 30,		%	ended September 30,		%
Consolidated Results:	2025	2024	Change	2025	2024	Change
Net Operating Revenue	$153,724	$155,701	(1%)	$434,984	$438,147	(1%)
Earnings from operations	17,126	17,918	(4%)	40,840	40,466	1%
Net loss attributable to Century Casinos, Inc. shareholders	$(10,548)	$(8,119)	(30%)	$(43,470)	$(63,276)	31%

Adjusted EBITDAR**	$31,064	$32,902	(6%)	$81,521	$81,598	—

Net loss per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.35)	$(0.26)	(35%)	$(1.43)	$(2.07)	31%
Diluted	$(0.35)	$(0.26)	(35%)	$(1.43)	$(2.07)	31%

RESULTS BY Reportable Segment*

Following is a summary of the changes in net operating revenue by reportable segment for the three and nine months ended September 30, 2025,  compared to the three and nine months ended September 30, 2024:

	Net Operating Revenue
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
United States	$114,997	$117,139	$(2,142)	(2%)	$314,396	$319,680	$(5,284)	(2%)
Canada	20,589	20,275	314	2%	57,109	58,425	(1,316)	(2%)
Poland	18,138	18,287	(149)	(1%)	63,479	60,029	3,450	6%
Corporate and Other	—	—	—	—	—	13	(13)	(100%)
Consolidated	$153,724	$155,701	$(1,977)	(1%)	$434,984	$438,147	$(3,163)	(1%)

Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three and nine months ended September 30, 2025,  compared to the three and nine months ended September 30, 2024:

	Earnings (Loss) from Operations
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
United States	$18,041	$18,195	$(154)	(1%)	$40,109	$40,760	$(651)	(2%)
Canada	4,272	3,811	461	12%	12,166	12,203	(37)	—
Poland	(1,775)	(1,214)	(561)	(46%)	(1,416)	(1,416)	—	—
Corporate and Other	(3,412)	(2,874)	(538)	(19%)	(10,019)	(11,081)	1,062	10%
Consolidated	$17,126	$17,918	$(792)	(4%)	$40,840	$40,466	$374	1%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR and Adjusted EBITDAR margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

2/10

Following is a summary of the changes in net (loss) earnings attributable to Century Casinos, Inc. shareholders by reportable segment for the three and nine months ended September 30, 2025,  compared to the three and nine months ended September 30, 2024:

	Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
United States	$3,155	$4,701	$(1,546)	(33%)	$(4,884)	$(25,066)	$20,182	81%
Canada	297	1,134	(837)	(74%)	832	3,276	(2,444)	(75%)
Poland	(1,176)	(681)	(495)	(73%)	(1,090)	(716)	(374)	(52%)
Corporate and Other	(12,824)	(13,273)	449	3%	(38,328)	(40,770)	2,442	6%
Consolidated	$(10,548)	$(8,119)	$(2,429)	(30%)	$(43,470)	$(63,276)	$19,806	31%

Items deducted from or added to earnings (loss) from operations to arrive at net (loss) earnings attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax (benefit) expense, and non-controlling interests. Interest expense, primarily from the master lease with subsidiaries of VICI Properties, Inc. (the “Master Lease”), negatively impacts net loss attributable to Century Casinos, Inc. shareholders. Income tax expense decreased significantly for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 due to a valuation allowance on the Company’s net deferred tax assets related to the United States resulting in $23.8 million of tax expense for the nine months ended September 30, 2024.

Following is a summary of the changes in Adjusted EBITDAR** by reportable segment for the three and nine months ended September 30, 2025 compared to the three and nine months ended September 30, 2024:

	Adjusted EBITDAR**
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
United States	$29,142	$29,172	$(30)	—	$73,229	$73,349	$(120)	—
Canada	5,423	4,889	534	11%	15,389	15,482	(93)	(1%)
Poland	(425)	1,958	(2,383)	(122%)	2,066	3,166	(1,100)	(35%)
Corporate and Other	(3,076)	(3,117)	41	1%	(9,163)	(10,399)	1,236	12%
Consolidated	$31,064	$32,902	$(1,838)	(6%)	$81,521	$81,598	$(77)	—

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR and Adjusted EBITDAR margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

3/10

Balance Sheet and Liquidity

As of September 30, 2025, the Company had $77.7 million in cash and cash equivalents compared to $85.5 million at June 30, 2025 and $98.8 million at December 31, 2024. Cash and cash equivalents decreased compared to December 31, 2024 primarily due to purchases of property and equipment of $17.4 million. As of September 30, 2025, the Company had $338.7 million in outstanding debt compared to $339.6 million in outstanding debt at December 31, 2024.  The outstanding debt as of September 30, 2025 included $334.3 million related to a term loan under the Company’s credit agreement with Goldman Sachs Bank USA (“Goldman”), $0.4 million of bank debt related to Century Resorts Management GmbH (“CRM”) and $4.1 million related to a revolving credit facility for Casinos Poland (“CPL”). The Company also has a revolving line of credit with Goldman of up to $30.0 million. If the Company has aggregate outstanding revolving loans, swingline loans and letters of credit greater than $10.5 million under the credit agreement with Goldman as of the last day of any fiscal quarter, it is required to maintain a Consolidated First Lien Net Leverage Ratio of 5.50 to 1.00 or less for such fiscal quarter. As of September 30, 2025, the Consolidated First Lien Net Leverage Ratio exceeded 5.50 to 1.00, but the Company had no outstanding revolving loans, swingline loans or letters of credit under the credit agreement with Goldman. The Company also has a $712.1 million long-term financing obligation under the Master Lease.

Conference Call Information

Today, the Company will post its current presentation, which may be used in one or more meetings with current and potential investors from time to time, at the Company’s website under www.cnty.com/investor/presentations/. The Company will post a copy of its quarterly report on Form 10-Q that will be filed with the SEC for the quarter ended September 30, 2025 as well as the amended reports discussed in “Rocky Gap Goodwill Impairment” on its website at www.cnty.com/investor/financials/sec-filings/ once filed, which is anticipated within the next five calendar days.

The Company will host its third quarter 2025 earnings conference call tomorrow,  Tuesday,  November 11, 2025  at 10:00 am EST / 8:00 am MST. U.S. domestic participants should dial 888-999-6281. For all international participants, please use 848-280-6550 to dial-in. The conference ID is ‘Casinos’. Participants may listen to the call live at https://app.webinar.net/AB3KrkAbgvw or obtain a recording of the call on the Company’s website until November 30, 2025 at www.cnty.com/investor/financials/financial-results/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR and Adjusted EBITDAR margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

4/10

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Loss

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands, except for per share information	2025	2024	2025	2024
Operating revenue:
Net operating revenue	$153,724	$155,701	$434,984	$438,147
Operating costs and expenses:
Total operating costs and expenses	136,598	137,783	394,144	397,681
Earnings from operations	17,126	17,918	40,840	40,466
Non-operating (expense) income, net	(26,098)	(24,977)	(76,532)	(72,599)
Loss before income taxes	(8,972)	(7,059)	(35,692)	(32,133)
Income tax (expense) benefit	(423)	334	(2,155)	(25,299)
Net loss	(9,395)	(6,725)	(37,847)	(57,432)
Net earnings attributable to non-controlling interests	(1,153)	(1,394)	(5,623)	(5,844)
Net loss attributable to Century Casinos, Inc. shareholders	$(10,548)	$(8,119)	$(43,470)	$(63,276)

Net loss per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.35)	$(0.26)	$(1.43)	$(2.07)
Diluted	$(0.35)	$(0.26)	$(1.43)	$(2.07)

Weighted average common shares
Basic	29,956	30,683	30,399	30,595
Diluted	29,956	30,683	30,399	30,595

Condensed Consolidated Balance Sheets
	September 30,	December 31,
Amounts in thousands	2025	2024
Assets
Current assets	$109,457	$135,549
Property and equipment, net	906,755	922,146
Other assets	142,692	142,144
Total assets	$1,158,904	$1,199,839

Liabilities and Equity
Current liabilities	$75,995	$86,044
Non-current liabilities	1,070,553	1,057,222
Century Casinos, Inc. shareholders' equity (deficit)	(78,611)	(34,731)
Non-controlling interests	90,967	91,304
Total liabilities and equity	$1,158,904	$1,199,839

5/10

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR* to Net Earnings (Loss)  Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended September 30, 2025
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$3,155	$297	$(1,176)	$(12,824)	$(10,548)
Interest expense (income), net (1)	13,093	3,361	60	9,499	26,013
Income tax expense (benefit)	—	625	(111)	(91)	423
Depreciation and amortization	11,065	1,151	581	20	12,817
Net earnings (loss) attributable to non-controlling interests	1,771	(31)	(587)	—	1,153
Non-cash stock-based compensation	—	—	—	316	316
Loss on foreign currency transactions, cost recovery income and other	36	17	24	4	81
Loss on disposition of fixed assets	22	3	15	—	40
Pre-opening and termination expenses	—	—	769	—	769
Adjusted EBITDAR	$29,142	$5,423	$(425)	$(3,076)	$31,064

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

	For the three months ended September 30, 2024
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$4,701	$1,134	$(681)	$(13,273)	$(8,119)
Interest expense (income), net (1)	11,720	3,241	(14)	10,157	25,104
Income tax (benefit) expense	—	(481)	(95)	242	(334)
Depreciation and amortization	10,939	1,078	409	36	12,462
Net earnings (loss) attributable to non-controlling interests	1,774	(39)	(341)	—	1,394
Non-cash stock-based compensation	—	—	—	(280)	(280)
Loss (gain) on foreign currency transactions, cost recovery income and other	25	(44)	(83)	1	(101)
Loss on disposition of fixed assets	13	—	10	—	23
Pre-opening expenses	—	—	2,753	—	2,753
Adjusted EBITDAR	$29,172	$4,889	$1,958	$(3,117)	$32,902

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR* to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the nine months ended September 30, 2025
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(4,884)	$832	$(1,090)	$(38,328)	$(43,470)
Interest expense (income), net (1)	39,283	9,905	150	28,269	77,607
Income tax expense	223	1,589	219	124	2,155
Depreciation and amortization	33,084	3,223	1,692	54	38,053
Net earnings (loss) attributable to non-controlling interests	5,394	774	(545)	—	5,623
Non-cash stock-based compensation	—	—	—	802	802
Loss (gain) on foreign currency transactions, cost recovery income and other (2)	36	(935)	(180)	(83)	(1,162)
Loss (gain) on disposition of fixed assets	93	1	30	(1)	123
Pre-opening and termination expenses	—	—	1,790	—	1,790
Adjusted EBITDAR	$73,229	$15,389	$2,066	$(9,163)	$81,521

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

(2)	Includes $1.0 million related to cost recovery income for CDR in the Canada segment.

	For the nine months ended September 30, 2024
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(25,066)	$3,276	$(716)	$(40,770)	$(63,276)
Interest expense (income), net (1)	35,159	9,300	(70)	30,927	75,316
Income tax expense (benefit)	25,340	702	143	(886)	25,299
Depreciation and amortization	32,030	3,315	1,462	135	36,942
Net earnings (loss) attributable to non-controlling interests	5,327	875	(358)	—	5,844
Non-cash stock-based compensation	—	—	—	566	566
Loss (gain) on foreign currency transactions, cost recovery income and other (2)	24	(1,950)	(415)	(352)	(2,693)
Loss (gain) on disposition of fixed assets	535	(36)	367	—	866
Acquisition costs	—	—	—	(19)	(19)
Pre-opening expenses	—	—	2,753	—	2,753
Adjusted EBITDAR	$73,349	$15,482	$3,166	$(10,399)	$81,598

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

(2)	Includes $1.1 million related to cost recovery income for CDR in the Canada segment.

7/10

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Net Earnings (Loss) Margins** and Adjusted EBITDAR Margins***

		For the three months		For the nine months
		ended September 30,		ended September 30,
		2025	2024	2025	2024
United States	Net Operating Revenue	$114,997	$117,139	$314,396	$319,680
	Net Earnings (Loss) Margin	3%	4%	(2%)	(8%)
	Adjusted EBITDAR Margin	25%	25%	23%	23%
Canada	Net Operating Revenue	$20,589	$20,275	$57,109	$58,425
	Net Earnings (Loss) Margin	1%	6%	2%	6%
	Adjusted EBITDAR Margin	26%	24%	27%	27%
Poland	Net Operating Revenue	$18,138	$18,287	$63,479	$60,029
	Net Earnings (Loss) Margin	(7%)	(4%)	(2%)	(1%)
	Adjusted EBITDAR Margin	(2%)	11%	3%	5%
Corporate and Other	Net Operating Revenue	$—	$—	$—	$13
	Net Earnings (Loss) Margin	NM (1)	NM	NM	NM
	Adjusted EBITDAR Margin	NM	NM	NM	NM
Consolidated	Net Operating Revenue	$153,724	$155,701	$434,984	$438,147
	Net Earnings (Loss) Margin	(7%)	(5%)	(10%)	(14%)
	Adjusted EBITDAR Margin	20%	21%	19%	19%

(1)	Not meaningful.

Summary of Interest Expense (Income), Net

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands	2025	2024	2025	2024
Interest income	$(405)	$(751)	$(1,058)	$(2,110)
Interest expense - Credit Agreements	8,918	9,881	26,573	29,601
Interest expense - Master Lease Financing Obligation	16,637	15,212	49,533	45,586
Interest expense - Deferred Financing Costs	674	674	2,022	2,022
Interest expense - Miscellaneous	189	88	537	217
Interest expense (income), net	$26,013	$25,104	$77,607	$75,316

Cash Rent Payments

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands	2025	2024	2025	2024
Master Lease	$14,442	$13,190	$43,174	$37,829
Nugget Lease (1)	1,937	1,913	5,786	5,088

(1)

Represents payments with respect to the 50% interest in the Nugget Lease owned by Marnell Gaming, LLC through Smooth Bourbon, LLC (“Smooth Bourbon”), a 50% owned subsidiary of the Company that owns the real estate assets underlying the Nugget Casino Resort.

8/10

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of September 30, 2025.

Reportable Segment	Operating Segment	Reporting Unit
United States	East	Mountaineer Casino, Resort & Races
Rocky Gap Casino, Resort & Golf
	Midwest	Century Casino & Hotel Central City
Century Casino & Hotel Cripple Creek
Century Casino & Hotel Cape Girardeau and The Riverview
Century Casino & Hotel Caruthersville and The Farmstead
	West	Nugget Casino Resort and Smooth Bourbon, LLC
Canada	Canada	Century Casino & Hotel Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
Century Downs Racetrack and Casino
Poland	Poland	Casinos Poland
Corporate and Other (1)	Corporate and Other	Corporate Other
(1)	Corporate and Other is not a reportable segment and is presented for reconciliation purposes only.

*  We define Adjusted EBITDAR as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income) (including interest expense related to the Master Lease), net, income taxes (benefit), depreciation, amortization, non-controlling interests net earnings (losses) and transactions, pre-opening expenses, termination expenses related to closing a casino, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. The Master Lease is accounted for as a financing obligation. As such, a portion of the periodic payment under the Master Lease is recognized as interest expense with the remainder of the payment impacting the financing obligation using the effective interest method. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDAR reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under US GAAP.

Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric and is not considered a measure of performance recognized under US GAAP. Adjusted EBITDAR is an additional metric used by analysts in valuing gaming companies subject to triple net leases such as our Master Lease since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) financial analysts refer to Adjusted EBITDAR when valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate, and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Adjusted EBITDAR should not be construed as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, the most directly comparable US GAAP measure, as indicators of our performance. In addition, consolidated Adjusted EBITDAR also should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, because it excludes the rent expense associated with our Master Lease and several other items. Adjusted EBITDAR as used by us may not be defined in the same manner as other companies in our industry, and, as a result, may not be comparable to similarly titled non-US GAAP financial measures of other companies.

** We define net earnings (loss) margin as net earnings (loss) attributable to Century Casinos, Inc. shareholders divided by net operating revenue.

*** We define Adjusted EBITDAR margin as Adjusted EBITDAR divided by net operating revenue. Adjusted EBITDAR margins are a non-US GAAP measure. Management uses these margins as one of several measures to evaluate the efficiency of our casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. In the United States the Company operates the following operating segments: (i) in the East, the Mountaineer Casino, Resort & Races in New Cumberland, West Virginia and Rocky Gap Casino, Resort & Golf in Flintstone, Maryland; (ii) in the Midwest, the Century Casinos & Hotels Cape Girardeau and Caruthersville in Missouri, and Century Casinos & Hotels in Cripple Creek and Central City, Colorado; and (iii) in the West, the Nugget Casino Resort, in Reno-Sparks, Nevada. In Alberta, Canada, the Company operates Century Casino & Hotel in Edmonton, the Century Casino in St. Albert, Century Mile Racetrack and Casino in Edmonton and CDR in Calgary. In Poland, the Company operates five casinos through its subsidiary Casinos Poland Ltd. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

FORWARD-LOOKING STATEMENTS, BUSINESS ENVIRONMENT AND RISK FACTORS

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding our strategic review process and the results thereof, the commencement of sports betting in Missouri, our agreement with BetMGM and any expected benefits thereto, our recently opened Caruthersville land-based casino and hotel, licensing and opening of our Poland casinos, expectations for our Poland segment moving forward,  the Goldman credit agreement and obligations under our Master Lease and our ability to repay our debt and other obligations, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company, including expectations regarding 2025 and later results. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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